                                                                    EXHIBIT 4.6

LOAN NUMBER:  T0310
              T0347


                                    MORTGAGE


       THIS MORTGAGE (this "MORTGAGE"), is made and entered into as of May 15, 1996 by MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY (the "MORTGAGOR"), having its place of business at P.O. Box 3709, Lake Charles, Louisiana 70602, to and for the benefit of COBANK, ACB ("COBANK"), having an address at 200 Galleria Parkway, Suite 1900, Atlanta, Georgia 30339;

                              W I T N E S S E T H:

       WHEREAS, CoBank and CTC Financial, Inc. (the "BORROWER") have entered into that certain Amended and Restated Loan Agreement, dated as of even date herewith (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "MISSISSIPPI ONE LOAN AGREEMENT"), pursuant to which the Borrower has executed and delivered to CoBank an Amended and Restated Promissory Note, dated of even date herewith in the original principal amount of $17,400,000 (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "AMENDED COBANK NOTE"; the amounts loaned thereunder the "MISSISSIPPI ONE LOAN"); and

       WHEREAS, the proceeds of the Mississippi One Loan are to be reloaned by the Borrower to the Mortgagor, as evidenced by that certain Amended and Restated Promissory Note dated as of even date herewith, made by the Mortgagor in favor of the Borrower in the original principal amount of $17,400,000 (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "MISSISSIPPI ONE NOTE"), which Mississippi One Note has been assigned to CoBank; and

       WHEREAS, CoBank and the Borrower have entered into that certain Loan Agreement, dated as of even date herewith (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "MERCURY LOAN AGREEMENT"), pursuant to which the Borrower has executed and delivered to CoBank a Promissory Note, dated of even date herewith in the original principal amount of $5,000,000 (as it may be amended, modified, supplemented, renewed, extended, restated or replaced, from time to time, the "COBANK NOTE"; the amounts loaned thereunder the "MERCURY LOAN"); and

       WHEREAS, the proceeds of the Mercury Loan are to be reloaned by the Borrower to Mercury, Inc. ("MERCURY"), as evidenced by that certain Promissory Note dated as of even date herewith, made by Mercury in favor of Borrower in the original principal amount of $5,000,000 (said promissory note, as the same may be amended, modified, supplemented, extended or restated from time to time is hereinafter referred to as the "MERCURY NOTE"), which Mercury Note has been assigned to CoBank; and
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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347



       WHEREAS, as a condition to CoBank's obligation to advance funds under the Mississippi One Loan Agreement and the Mercury Loan Agreement: (a) the Mortgagor has executed and delivered that certain Continuing Guaranty, dated as of even date herewith, in favor of CoBank (as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE GUARANTY"), guaranteeing the "Obligations" (as defined in the Mississippi One Guaranty); (b) the Mortgagor has executed and delivered that certain First Amendment and Supplement to Security Agreement, dated as of even date herewith, amending that certain Security Agreement, dated as of September 27, 1994, in favor of CoBank (as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE SECURITY AGREEMENT"); (c) the Mortgagor has executed and delivered that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of even date herewith, amending that certain Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 1994, in favor of CoBank (as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MISSISSIPPI ONE DEED OF TRUST"); (d) Mercury has executed and delivered that certain Continuing Guaranty, dated as of even date herewith, in favor of CoBank (as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MERCURY GUARANTY"), guaranteeing the "Obligations" (as defined in the Mercury Guaranty); and (e) Mercury has executed and delivered that certain First Amendment and Supplement
to   Pledge Agreement, dated as of even date herewith, amending that certain
Pledge Agreement, dated as of September 27, 1994, in favor of CoBank (as the same may be amended, modified, supplemented, extended, or restated from time to time, the "MERCURY PLEDGE AGREEMENT"; this Mortgage, the Mississippi One Loan Agreement, the Amended CoBank Note, the Mississippi One Note, the Mercury Loan Agreement, the CoBank Note, the Mercury Note, the Mississippi One Guaranty, the Mississippi One Security Agreement, the Mississippi One Deed of Trust, the Mercury Guaranty, the Mercury Pledge Agreement and all other instruments evidencing, securing or otherwise relating to the indebtedness created by the Mississippi One Loan Agreement and the Mercury Loan Agreement are hereinafter referred to as the "LOAN DOCUMENTS");

       WHEREAS, to induce CoBank to make the extension of credit contemplated by the Mississippi One Loan Agreement and the Mercury Loan Agreement, the Mortgagor desires to grant to CoBank a lien in and to the Premises (as hereinafter defined);

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Mortgagor hereby agrees as follows:

       1.1 FOR AND IN CONSIDERATION of the sum of $10.00 and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the full and prompt payment when due and performance of the Secured





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Loan No. T0310
Loan No. T0347


Obligations (as hereinafter defined), the Mortgagor does hereby grant, bargain, sell, assign and convey over unto CoBank all right, title and interest of the Mortgagor in and to the following described property (collectively, the "PREMISES"):

              (a) all those certain tracts, pieces or parcels of land (and any easements, rights of way or other rights or interests in land) leased by the Mortgagor located in the Counties of Pickens, Sumter, Greene, Choctaw, Fayette, Marengo and Lamar, Alabama, including, without limitation, those parcels described on EXHIBIT A hereto and made a part hereof (the "REAL PROPERTY") pursuant to the leases described on Exhibit B hereto and made a part hereof (collectively, the "LEASEHOLD LEASES");

              (b) all buildings, structures and improvements of every nature whatsoever now or hereafter situated on, under or above the Real Property and all fixtures now or hereafter attached thereto and equipment located thereon (excluding motor vehicles for which ownership is required by law to be evidenced by certificates of title), all telecommunications and radio transmitting and receiving equipment, antennaes, microwave communication equipment, machinery, satellite dishes, poles, posts, towers, cross-arms, conduits, ducts, lines (whether overhead or underground or otherwise), wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries, central office equipment, pay stations, protectors, subscriber equipment, instruments, connectors, connections, appliances, and all other personal property located on the Real Property or otherwise used, useful or acquired for use in connection with the Mortgagor's business, including all accessions, replacements, or substitutions thereof (the "IMPROVEMENTS");

              (c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water rights, minerals, crops, timber and other emblements now or hereafter located on the Real Property or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor (the "EASEMENTS AND APPURTENANCES"; together with the Real Property, the Leasehold Leases and the Improvements, the "PROPERTY");

              (d) all easements, rights, rights-of-way, satellite dishes, towers, equipment and all other real and personal property comprising the utility system of the Mortgagor;





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Loan No. T0347



              (e) all right, title and interest of the Mortgagor in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Property or any portion thereof and providing for or resulting in the payment of money to the Mortgagor for the use of the Property or any portion thereof, whether the user enjoys the Property or any portion thereof as tenant for years, invitee, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the "LEASES") and guaranties of the performance or Secured Obligations of any tenants or lessees thereunder (the "TENANTS"), together with all income, rents, issues, profits and revenues from the Leases (including all tenant security deposits and all other tenant deposits, whether held by the Mortgagor or in a trust account, and all other deposits and escrow funds relating to any Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same; provided, however, that although this Mortgage contains (and it is hereby agreed that this Mortgage contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, the Mortgagor and CoBank have agreed that so long as there shall exist no Default (as hereinafter defined) the Mortgagor shall have a revocable license to collect routine rental payments and revenues which do not relate to periods more than one month after collection, it being agreed that CoBank shall be entitled at all times to possession of all other income, rents, issues, profits and revenues (including deposits), and it being further agreed that upon the occurrence of a Default hereunder such license shall be automatically revoked without the necessity of further action by CoBank;

              (f) all right, title and interest of the Mortgagor in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Property by reason of casualty, condemnation or otherwise;

              (g) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash (or evidences of cash or of rights to cash) or other property or rights thereto relating to such claims or causes of action;

              (h) all other real property of every kind, nature and description, and wheresoever located, now owned or leased or hereafter acquired or leased by the Mortgagor; and





                                      -4-
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Loan No. T0310
Loan No. T0347



              (i) all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing.

       1.2 TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof forever. The Mortgagor covenants that the Mortgagor is lawfully seized and possessed of the leasehold estates created by the Leasehold Leases and has good right and is lawfully authorized to convey the Premises, that the Premises are unencumbered by any liens or judgments except for the matters set forth on EXHIBIT C hereto and made a part hereof (the "PERMITTED TITLE EXCEPTIONS"), and the Mortgagor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except for the Permitted Title Exceptions. This Mortgage is a self-operative security agreement with respect to the Premises and is intended to constitute a security agreement as required under the Alabama Uniform Commercial Code, but the Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as CoBank may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of the Premises and CoBank shall have all the rights and remedies of a secured party under the Alabama Uniform Commercial Code in addition to those specified herein.

       1.3 THIS MORTGAGE is given to secure the payment and performance of the following described obligations (collectively, the "SECURED OBLIGATIONS"):
(a) all of the Mortgagor's obligations, whether now existing or hereafter arising, under the Mississippi One Guaranty and the Mississippi One Note; (b) all of Mercury's obligations, whether now existing or hereafter arising, under the Mercury Guaranty and the Mercury Note; (d) all indebtedness and obligations of the Borrower to CoBank, whether now existing or hereafter arising, under the Mississippi One Loan Agreement, the Mercury Loan Agreement, the Amended CoBank Note and the CoBank Note; (e) all advances, re-advances, renewals, extensions, replacements, consolidations, modifications, restatements and amendments of the Loan Documents and of all such other sums, obligations and amounts (it being agreed no such renewal, extension, consolidation, modification, restatement or amendment shall affect the security title or priority hereof); and (f) all other indebtedness and liabilities of the Borrower, Mercury or the Mortgagor to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extension of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties (it being agreed that no such additional indebtedness shall affect the security title or priority hereof).





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Loan No. T0310
Loan No. T0347


       1.4 SHOULD THE SECURED OBLIGATIONS BE PAID according to the tenor and effect thereof when the same shall become due and payable, and should the Mortgagor perform all covenants herein contained in a timely manner, then this Mortgage and the conveyance effected and the liens granted hereby shall be released and terminated and shall be cancelled and surrendered.


                            COVENANTS AND AGREEMENTS

       2.1 PAYMENT OF SECURED OBLIGATIONS. The Mortgagor shall pay all amounts due under the Secured Obligations promptly as the same shall become due.

       2.2 TAXES, LIENS AND OTHER CHARGES. The Mortgagor shall pay, on or before the due date thereof, all (a) taxes, assessments, and other charges of every character whatsoever now or hereafter levied on, assessed, placed or made against the Secured Obligations, the Premises, this Mortgage, or any other Loan Document, or any interest of CoBank in the Secured Obligations, the Premises or the Loan Documents; (b) premiums on policies of insurance now or hereafter covering the Premises, and any and all other insurance policies now or hereafter collaterally pledged to CoBank; (c) ground rentals or other lease rentals, if any, payable by the Mortgagor; (d) utility charges, whether public or private; and (e) penalties and interest on any of the foregoing. The Mortgagor will pay at the time this Mortgage is presented for recording all recording taxes or fees, intangibles taxes, mortgage or stamp taxes or other taxes or fees assessed against this Mortgage or the indebtedness secured hereby. The Mortgagor will promptly pay any tax arising out of the passage of any law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or security agreements, or indebtedness secured thereby, or the manner of collection thereof. The Mortgagor shall promptly deliver to CoBank upon demand receipts showing timely payment in full of all of the above items.

       2.3    INSURANCE AND CONDEMNATION.

              2.3.1 The Mortgagor shall procure for, deliver to and maintain for the benefit of CoBank during the term of this Mortgage, original, fully paid insurance policies issued by such insurance companies, in such amounts, form and substance, insuring such parties (including the Mortgagor and any contractor performing work upon the Premises) and with such expiration dates as required by the Mississippi One Loan Agreement and the Mercury Loan Agreement, naming CoBank as mortgagee and loss payee with respect to all property insurance and as an additional insured with respect to all liability insurance except worker's compensation. The Mortgagor shall cause any builder's risk insurance covering any





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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


improvements to the Premises to be replaced by permanent insurance promptly upon completion of such improvements and without any lapse in coverage. At the request of CoBank, the Mortgagor shall provide evidence satisfactory to CoBank that all such insurance is in effect. If the Premises or any part thereof is damaged by fire or any other cause, the Mortgagor will give immediate written notice thereof to CoBank.

              2.3.2 The Mortgagor shall notify CoBank immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution, of any action for the taking through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu thereof) of the Premises or any part thereof.

              2.3.3 CoBank shall be entitled to all compensation, awards and other payments arising from any casualty, condemnation or damage to the Premises or any portion thereof or to any other property of the Mortgagor and to give receipts and acquittances therefor, and is hereby authorized, at its option, to adjust or compromise any casualty, condemnation or damage claim or cause of action, to commence, appear in and prosecute, in its own or in the Mortgagor's name, any action or proceeding relating to any casualty, condemnation or damage claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith. Each insurance company, condemning authority or other party is hereby authorized and directed to make payment for all such claims and causes of action directly to CoBank, instead of to the Mortgagor and CoBank jointly. In the event any insurance company, condemning authority or other party fails to disburse directly and solely to CoBank to the extent herein required but disburses instead either solely to the Mortgagor or to the Mortgagor and CoBank jointly, the Mortgagor agrees immediately to endorse and transfer such payments to CoBank. Upon the failure of the Mortgagor to endorse and transfer such payments as aforesaid, CoBank may execute such endorsements or transfers for and in the name of the Mortgagor and the Mortgagor hereby irrevocably appoints CoBank as the Mortgagor's agent and attorney-in-fact so to do. CoBank shall not be responsible for any failure to collect any insurance proceeds, any condemnation award or any other payment relating to the Premises, regardless of the cause of such failure. After deducting from any condemnation, insurance or other proceeds received by CoBank all expenses of CoBank incurred in the collection and administration of such sums, including attorney's fees, CoBank may apply the net proceeds or any part thereof, at its option, to any one or more of the following: (i) the payment of the Secured Obligations, whether or not due and in whatever order CoBank elects, (ii) the repair, replacement or restoration of the Premises or any part thereof, and (iii) any other purposes for which CoBank is entitled to advance funds under this Mortgage, all without affecting the security interest created by this Mortgage; and any balance of such moneys not applied by CoBank as aforesaid shall be paid to the Mortgagor or the person or entity lawfully entitled thereto. In the event that the





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Loan No. T0310
Loan No. T0347


Mortgagor receives any condemnation, insurance or other proceeds directly, it shall apply them for the purposes described in clauses (i) and (ii) in the immediately preceding sentence. In the event of the foreclosure of this Mortgage or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Secured Obligations, all right, title and interest of the Mortgagor in and to all insurance policies then in force (including any premiums paid in advance), all insurance proceeds, all condemnation proceeds and awards and all claims and judgments for damage to the Premises or any portion thereof shall pass to the purchaser or CoBank, and said purchaser or CoBank shall have the right to receive all awards, proceeds or payments relating thereto to the extent of any unpaid Secured Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage or the Secured Obligations shall have been sought or recovered, and to the extent of reasonable counsel fees, costs and disbursements incurred by CoBank in connection with the collection of such award, proceeds or payments.

       2.4 LEASES. The Mortgagor shall (a) fulfill, perform and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; (b) give prompt notice to CoBank of any claim of default or notice of any event or condition which, with notice or passage of time or both, would constitute a default under any of the Leases, whether given by or given to the Mortgagor, together with a complete copy of any notice expressing such claim; (c) at no cost or expense to CoBank, enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under the Leases; (d) appear in and defend any action against any one or more of the Mortgagor, CoBank, and the Premises arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of any party thereto or any guarantor thereof; and (e) furnish to CoBank upon demand copies of all Leases. The Mortgagor shall not, without the prior written consent of CoBank, (i) enter into new Leases, except Leases for a term of less than one (1) year (including renewals at the right of the lessee) in connection with property not necessary to the operations of the Mortgagor; (ii) modify any Leases; (iii) terminate or accept the surrender of any Leases; (iv) waive or release any other party from the performance or observance of any obligation or condition under any Leases; (v) give any consent to any assignment or sublease by any Tenant under any of the Leases; (vi) permit the prepayment of any rents under any of the Leases for more than one month prior to the accrual thereof; or (vii) assign its interest in, to or under any Leases or the rents, issues and profits from the Leases or from the Premises to any person or entity other than CoBank, except as otherwise expressly permitted by CoBank in writing. The Mortgagor shall take no action which will cause or permit the estate of any Tenant under any of the Leases to merge with the interest of the Mortgagor in the Premises or any portion thereof. The Mortgagor shall and does hereby authorize and direct each and every present and future Tenant of all or any part of the Premises to pay all rent (and any other sums due the landlord under the Lease) to CoBank and to perform all other obligations of that Tenant





                                      -8-
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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


for the direct benefit of CoBank, as if CoBank were the landlord under the Lease with that Tenant, immediately upon receipt of a demand by CoBank to make such payment or perform such obligations, it being acknowledged that no such demand by CoBank shall constitute or be deemed to constitute any assumption by CoBank of any obligations of the landlord under such Lease. No Tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether a default shall have occurred. The Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such Tenant by reason of such payment of rent or other sums or performance of obligations to or for CoBank; and any such payment or performance to or for CoBank shall discharge the obligations of the Tenant to make such payment or performance to or for the Mortgagor.

       2.5 OPERATION, CARE AND INSPECTION OF PREMISES. The Mortgagor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises or do or suffer to be done anything which would increase the risk of casualty to the Premises or any part thereof or which would result in the cancellation of any insurance policy carried with respect to the Premises. The Mortgagor shall comply promptly with all applicable laws, rules, ordinances, regulations, judgments, governmental determinations, restrictive covenants and easements affecting the Premises or any part thereof (the "REQUIREMENTS") and shall cause the Premises to comply at all times and in all respects with all Requirements, and shall at all times operate the Premises, and perform any construction of any portion thereof, in all respects in accordance with all Requirements. The Mortgagor shall promptly repair, restore or replace, to the extent and in a manner satisfactory to CoBank, any part of the Premises which may be damaged by fire or other casualty or which may be affected by any condemnation proceeding, provided that CoBank thereafter makes available to the Mortgagor (pursuant to a procedure satisfactory to CoBank) any net insurance or condemnation proceeds actually received by CoBank in connection with such casualty, loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration, repair or replacement; provided, however, that the insufficiency of or delay in receipt by the Mortgagor of any such net proceeds shall in no way relieve the Mortgagor of its obligation to promptly restore, repair or replace. CoBank and any persons authorized by CoBank shall have the right at all reasonable times to inspect the Premises, any improvements existing or being constructed thereon and all materials used or to be used in such improvements; provided, however, that nothing contained herein shall be deemed to impose upon CoBank any obligation to undertake such inspections or any liability for the failure to detect or failure to act with respect to any defect which was or might have been disclosed by such inspections. Notwithstanding anything to the contrary herein, no part of the Premises now or hereafter conveyed as security under this Mortgage shall be removed, demolished or materially altered without the prior written consent of CoBank.





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Loan No. T0347


       2.6 FURTHER ASSURANCES; AFTER-ACQUIRED PROPERTY. The Mortgagor represents and warrants to CoBank that the property described on EXHIBIT A constitutes all of the real property leased by the Mortgagor or in which it has an interest located in the State of Alabama. The Mortgagor further represents and warrants to CoBank that it does not currently own any real property located in the State of Alabama in fee simple. The lien of this Mortgage shall attach automatically, without further act, to all of the after acquired or leased property used or intended to be used in connection with the operation of the Mortgagor's business or otherwise. Without limiting the foregoing, the Mortgagor will notify CoBank in writing promptly following the acquisition or lease of any real property or any interest therein and will provide such additional documents as CoBank may require pursuant to this Section 2.6. The Mortgagor shall execute and deliver (and pay the costs of preparation and recording thereof) to CoBank, upon demand, any further instrument or instruments so as to extend the lien of this Mortgage to such after acquired or leased property, to evidence, reaffirm, correct, perfect, continue or preserve the obligations of the Mortgagor under the Loan Documents, the collateral at any time securing or intended to secure the Secured Obligations, and the first and prior legal security title and interest of CoBank to all or any part of the Premises, whether now owned or hereafter acquired by the Mortgagor. Upon any failure of the Mortgagor so to do, CoBank may make, execute, record, file, re-record and/or re-file any and all such instruments for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints CoBank the agent and attorney-in-fact of the Mortgagor to do so.

       2.7 EXPENSES. The Mortgagor will pay or reimburse CoBank, upon demand therefor, for all costs and expenses of any kind (including, without limitation, fees of attorneys, auditors, appraisers and inspectors) paid or incurred by CoBank in connection with the collection of the Secured Obligations or in connection with the collection of any insurance or other proceeds or enforcement of any rights of CoBank under or relating to this Mortgage or the other Loan Documents, including, without limitation, the costs of any suits or proceedings or disputes of any kind in which CoBank is made or appears as a party plaintiff or defendant or which are, in the judgment of CoBank, expedient to preserve or protect its interest in the Premises (including, without limitation, condemnation, insolvency, bankruptcy or probate proceedings, administrative proceedings, proceedings relating to enforcement of laws or regulations, forfeiture proceedings, and appeals at all levels of appeal, whether before or after entry of judgment or other determination). The Mortgagor will pay any and all interest and penalties owing on account of the Secured Obligations or any one or more of the Loan Documents, including any interest or penalties arising on account of failure or delay in payment of any of the items referred to in this provision. All such costs, expenses, penalties and interest paid or incurred by CoBank shall be added to the Secured Obligations and shall be secured by this Mortgage.

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Mortgage/Mississippi One
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Loan No. T0347


       2.8 ENCUMBRANCE. Except as provided for in Section 1.2 hereinabove, the Mortgagor shall not, without the prior written consent of CoBank, create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of the Premises. The foregoing restrictions shall not apply to (a) liens in favor of CoBank; (b) liens for taxes, assessments, or governmental charges that are not past due; (c) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (d) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; and (e) liens imposed by law in favor of mechanics, materialmen, warehousemen and like persons that secure obligations that are not past due.

       2.9 CONVEYANCE. The Mortgagor shall not, without the prior written consent of CoBank, sell, transfer, lease, or otherwise dispose of any of the Premises, except as provided in the Loan Documents.

       2.10   SECURITY AGREEMENT.

              (a) The Mortgagor grants to CoBank a security interest in the fixtures and goods and other property that are to become fixtures, equipment, facilities, appliances, appurtenances, hardware, poles, posts, towers, cross-arms, conduits, ducts, lines (whether overhead or underground or otherwise), wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries, central office equipment, pay stations, protectors, subscriber instruments, connections, appliances, and all other personal property referred to or described in this Mortgage, or in any way a part of or connected with the use and enjoyment of the Premises. This Mortgage is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Alabama. Upon request by CoBank, at any time and from time to time, a financing statement or statements reciting this Mortgage to be a security agreement affecting all of such property shall be executed by the Mortgagor and CoBank and appropriately filed. This Mortgage is a fixture filing as well as a deed of trust and a security agreement. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Mortgage shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at CoBank's sole election. The Mortgagor and CoBank agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the

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Loan No. T0310
Loan No. T0347


agreement of the Mortgagor and CoBank that everything owned by the Mortgagor and used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (x) any such item is physically attached to the improvements, (y) serial numbers are used for the better identification of certain items capable of being thus identified in any exhibit to this Mortgage, or (z) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) the Mortgagor's interest as lessor in any present or future lease, sublease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease, subleases or otherwise, shall not in any way alter any of the rights of CoBank as determined by this Mortgage or affect the priority of CoBank's security interest granted hereby or by any other recorded document. It is understood and agreed that such mention in such financing statement or statements is solely for the protection of CoBank in the event any court shall at any time hold with respect to the foregoing clauses (1), (2) or (3) of this sentence, that notice of CoBank's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

              (b) The Mortgagor warrants that (i) the Mortgagor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in paragraph (c) of this Section 2.10; (ii) the Mortgagor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in paragraph (c) of this Section 2.10; and (iii) the location of the personal property collateral described herein is upon the Real Property. The Mortgagor covenants and agrees that the Mortgagor will furnish CoBank with notice of any change in the matters addressed by clauses (i) or (iii) of this paragraph (b) of this Section 2.10 within thirty (30) days of the effective date of any such change and the Mortgagor will promptly execute any financing statements or other instruments deemed necessary by CoBank to prevent any filed financial statement from becoming misleading or losing its perfected status.

              (c)  The information contained in this paragraph (c) of this
Section 2.10 is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Alabama, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of EXHIBIT D attached

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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor," are as set forth in Schedule 2 of said EXHIBIT D attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

       2.11   PROVISIONS REGARDING LEASEHOLD LEASES.

              (a) The Mortgagor will duly and punctually perform and comply with all of the terms of the Leasehold Leases required to be performed and complied with by the lessee or tenant therein, and will do all things necessary to keep unimpaired its right in and to the Leasehold Leases and to prevent any default thereunder or forfeiture or impairment thereof. The Mortgagor will not, except with the prior written consent of CoBank: (a) cancel, terminate or surrender any Leasehold Lease, or consent to or accept any cancellation or termination thereof, or permit any condition or event to exist which would terminate or cancel the same or permit such termination or cancellation; (b) materially amend, modify or otherwise change any term of any Leasehold Lease; or (c) take any action in connection with any Leasehold Lease which would have the effect of impairing the value of the Mortgagor's interest thereunder or of the Premises, or of impairing the interest of CoBank therein; provided, however, that the Mortgagor may do any of the foregoing without the prior written consent of CoBank, in the ordinary course of its business so long as
(i) Grantor determines that such action is necessary or desirable in the conduct of its business, (ii) no Default, or event which with the passage of time or the giving of notice or both, could become a default, shall have occurred and be continuing or shall occur as a result thereof and (iii) the Mortgagor has substituted for such Leasehold Lease other property not necessarily of the same character but of at least equal value to the Mortgagor as such Leasehold Lease and subjected said substitute property to the lien hereof. As further security for the repayment of the indebtedness secured hereby and for the performance of the covenant herein and contained in the Leasehold Leases, the Mortgagor hereby assigns to CoBank any and all of the Mortgagor's rights, privileges and prerogatives as lessee or tenant under any Leasehold Lease or otherwise to terminate, cancel, modify, change, supplement, alter, amend, renew or extend such Leasehold Lease, or to purchase the Real Property and any such termination, cancellation, modification, change, supplement, alteration, amendment or extension of such Leasehold Lease or purchase of such Real Property, without the prior and written consent thereto by CoBank shall be void and of no force and effect. No release of or forbearance to enforce any of the Mortgagor's obligations under any Leasehold Lease, pursuant to such Leasehold Lease or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage, including, without limitation, its obligations with respect to payment of rent as provided for in such Leasehold Lease and the performance of all of the terms, provisions, covenants, conditions and agreements

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Loan No. T0310
Loan No. T0347


contained in such Leasehold Lease, to be kept, performed and complied with by the lessee or tenant therein. The Mortgagor shall cause each Leasehold Lease to be renewed and to remain in effect or shall make other arrangements, reasonably acceptable to CoBank, for the lease of substitute space prior to the expiration of each such Leasehold Lease so long as any amount secured hereby shall remain outstanding. The Mortgagor covenants and agrees that it shall provide CoBank with written notice prior to leasing any such substitute space and the Mortgagor shall take all steps necessary to subject the lease of such substitute space to the lien of this Mortgage.

       (b) The Mortgagor will deliver to CoBank, promptly upon receipt thereof, copies of all notices, certificates, requests, demands and other instruments furnished or delivered to or by the Mortgagor under any Leasehold Lease in any way relating to such Leasehold Lease or the Mortgagor's interest thereunder.


                              DEFAULT AND REMEDIES

       3.1 DEFAULTS. The term "DEFAULT," wherever used in this Mortgage, shall mean any one or more of the following events:

              (a) the failure by the Mortgagor to pay when due any amount due under or in connection with any of the Secured Obligations; or

              (b) the Mortgagor shall violate, or fail to comply fully, with all of the terms and conditions of this Mortgage; provided, however, if such violation or failure is nonmonetary in nature, the Mortgagor shall have thirty
(30) days after receipt of written notice thereof from CoBank to cure such violation or failure; or

              (c) there shall occur or exist any Event of Default as defined in the Mississippi One Loan Agreement or the Mercury Loan Agreement.

       3.2 RIGHTS OF COBANK UPON DEFAULT. If a Default shall have occurred and be continuing, then the entire Secured Obligations shall, at the option of CoBank, immediately become due and payable without notice or demand, time being of the essence, and CoBank, at its option, may do any one or more of the following (and, if more than one, either concurrently or independently, and in such order as CoBank may determine in its discretion), all without regard to the adequacy or value of the security for the Secured Obligations:

              3.2.1 Enter upon and take possession of the Premises without the appointment of a receiver, or an application therefor; at its option, operate the Premises;

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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


at its option, exclude the Mortgagor and its agents and employees wholly therefrom; at its option, employ a managing agent of the Premises; and at its option, exercise any one or more of the rights and powers of the Mortgagor to the same extent as the Mortgagor could, either in its own name, or in the name of the Mortgagor; and receive the rents, incomes, issues and profits of the Premises. CoBank shall have no obligation to discharge any duties of a landlord to any Tenant or to incur any liability as a result of any exercise by CoBank of any rights hereunder; and CoBank shall not be liable for any failure to collect rents, issues, profits or revenues, nor be liable to account for any rents, issues, profits or revenues unless actually received by CoBank.

              3.2.2 Apply, as a matter of strict right, without notice and without regard to the solvency of any party bound for its payment or the value of the Premises as security for the Secured Obligations, for the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the incomes, rents, issues, profits and revenues thereof.

              3.2.3 Pay, perform or observe any term, covenant or condition of this Mortgage and any of the other Loan Documents and all payments made or costs or expenses incurred by CoBank in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to CoBank with interest thereon at the National Variable Rate (as defined in the Mississippi One Loan Agreement) plus four percent (4.0%) (the "DEFAULT RATE"). The necessity for any such actions and the amounts to be paid shall be determined by CoBank in its discretion. CoBank is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor. The Mortgagor hereby acknowledges and agrees that the remedies set forth in this Subsection 3.2.3 shall be exercisable by CoBank, and any and all payments made or costs or expenses incurred by CoBank in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by CoBank after the filing by the Mortgagor of a voluntary case or the filing against the Mortgagor of an involuntary case pursuant to or within the meaning of Bankruptcy Code, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to CoBank, Guarantor, the Secured Obligations or any of the Loan Documents. All interest provided for in this Subsection 3.2.3 shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 360 days.

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Loan No. T0347


              3.2.4 Sell the Premises or any part of the Premises at one or more public sale or sales before the entrance of the courthouse in the county in which the Real Property or any part of the Real Property is situated, at public outcry for cash or credit, after first giving notice of the time, place and terms of such sale by publication once a week for three (3) successive weeks prior to such sale in the newspaper customarily used for such notices published in such county in which such Real Property is located; and upon receipt of the purchase money, CoBank, its agents or its attorneys, or any person conducting such sale for CoBank, is authorized to execute to the purchaser at such sale a deed to the property so purchased in the name of the Mortgagor, and such purchaser shall not be held to inquire as to the application of the proceeds of such sale. The presence of any portion of the property constituting the property at the place of sale is expressly waived. The Mortgagor hereby constitutes and appoints CoBank the agent and attorney-in-fact of the Mortgagor to make such sale and conveyance, and thereby to divest the Mortgagor of all right, title and equity that the Mortgagor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon the Mortgagor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Secured Obligations. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as CoBank in its discretion may elect, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Premises are sold or the Secured Obligations are paid in full. CoBank may, at its option, sell the Premises subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any foreclosure proceedings and to foreclose their rights will not be asserted by the Mortgagor to be a defense to any proceedings instituted by CoBank to collect the Secured Obligations. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, CoBank may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as CoBank may determine in its discretion. Upon any foreclosure sale, CoBank may bid for and purchase the Premises and shall be entitled to apply all or any part of the Secured Obligations as a credit to the purchase price. In the event of any such foreclosure sale by CoBank, the Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case CoBank shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise or in the event CoBank commences

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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) the Mortgagor and CoBank shall be restored to their former positions and rights,
(ii) all rights, powers and remedies of CoBank shall continue as if no such proceeding had been taken, (iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Default, and (iv) neither this Mortgage, nor the Secured Obligations, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and the Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

              3.2.5 Upon the occurrence of a Default, CoBank shall, to the extent permitted by applicable law, be entitled to the appointment of a receiver, without notice to the Mortgagor, to enter upon and take and maintain full control of the Premises in order to perform all acts necessary and appropriate for the operation and maintenance thereof, including, but not limited to, the execution, cancellation or modification of the Leasehold Leases or any leases or subleases, the making of repairs to the Premises and the execution or termination of contracts providing for the management or maintenance of the Premises, all on such terms as are deemed best to protect the security of this Deed of Trust. To the extent permitted by applicable law, CoBank shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Premises as security for the Secured Obligations or the solvency of the Mortgagor or any person or legal entity, if any, which may be liable for the payment of all or any part of the Secured Obligations. The receiver shall be entitled to receive a reasonable fee for so managing the Premises. All rents collected pursuant to this paragraph shall be applied first to the costs of taking control of and managing the Premises and collecting the rents, including, but not limited to, attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Premises, premiums on insurance policies, taxes, assessments and other charges on the Premises, and the costs of discharging any obligation or liability of the Mortgagor as lessor or landlord of the Premises and then to the sums secured by this Deed of Trust. CoBank or the receiver shall have access to the books and records used in the operation and maintenance of the Premises and shall be liable to account only for those rents actually received. CoBank shall not be liable to the Mortgagor, anyone claiming under or through the Mortgagor, or anyone having an interest in the Premises by reason of anything done or left undone by the Mortgagor under this Section 3.2. If the rents of the Premises are not sufficient to meet the costs of taking control of and managing the Premises and collecting the rents, CoBank, at its sole option, may advance moneys to meet the costs. Any funds expended by CoBank for such purposes shall become indebtedness of the Mortgagor to CoBank secured by this Deed

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


of Trust. Unless CoBank and the Mortgagor agree in writing to other terms of payment, such amounts shall be payable thereof and shall bear interest from the date of disbursement at the Default Rate unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law. The entering upon and taking and maintaining of control of the Premises by CoBank or the receiver and the application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of CoBank hereunder.

              3.2.6 Proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (a) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or any of the other Loan Documents or any other right or (b) to pursue any other remedy available to CoBank.

              3.2.7 CoBank may apply any moneys and proceeds received by CoBank as a result of the exercise by CoBank of any right conferred under this
Section 3.2 in such order as CoBank in its discretion may elect against (a) all costs and expenses, including reasonable attorneys' fees, incurred in connection with the operation of the Premises, the performance of the Mortgagor's obligations under the Leases and the collection of the rents thereunder; (b) all costs and expenses, including reasonable attorneys' fees, incurred in the collection of any or all of the Secured Obligations, including those incurred in seeking to realize on or to protect or preserve CoBank's interest in any other collateral securing any or all of the Secured Obligations; (c) any or all unpaid principal on the Secured Obligations; (c) any other amounts owing under the Loan Documents; and (e) accrued interest and charges on any or all of the foregoing. The remainder, if any, shall be paid to the Mortgagor or any person or entity lawfully entitled thereto.

       3.3 APPLICATION OF PROCEEDS OF SALE AND INCOME FROM MANAGEMENT. The proceeds of any sale of the Premises or any part thereof or any interest therein, whether pursuant to foreclosure or otherwise hereunder, and all amounts received by CoBank by reason of any holding, operation or management of the Premises or any part thereof, together with any other monies at the time held by CoBank as part of the Premises, shall be applied as CoBank may determine to pay:

              (a) all costs and expenses of the sale of the Premises or any part thereof or any interest in connection therewith, and all costs and expenses of entering upon, taking possession of, removal from, holding, operating and managing the Premises or any part thereof, as the case may be, together with any taxes, assessments or other charges which CoBank may consider it necessary or desirable to pay;

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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347



              (b)  the payments, costs and expenses, if any, referred to in
Section 2.2 and Section 2.3 hereof;

              (c) all amounts of principal, premiums, if any, and interest at the time due and payable on the Amended CoBank Note, the CoBank Note, the Mississippi One Note and the Mercury Note and under the other Loan Documents (whether at maturity or on a date fixed for any installment payment or any prepayment or upon acceleration after a default by the Mortgagor or otherwise); and

              (d)    any other portions of the Secured Obligations.

The balance, if any, of such proceeds, amounts and monies shall be paid over to the Mortgagor or as it may direct or as may be required by law.

       3.4 SUBROGATION. To the full extent of the Secured Obligations, CoBank is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Secured Obligations, and the respective liens, claims, demands and other encumbrances shall be and each of them is hereby preserved and shall pass to and be held by CoBank as additional collateral and further security for the Secured Obligations, to the same extent they would have been preserved and would have been passed to and held by CoBank had they been duly and legally assigned, transferred, set over and delivered unto CoBank by assignment, notwithstanding the fact that the same may be satisfied and cancelled of record.

       3.5 SEPARATE SALES. In the event of any sale under this Mortgage or pursuant to any order in any judicial proceeding or otherwise, the Premises may be sold as an entirety or in separate parcels in such manner or order as CoBank in its sole discretion may elect; and if CoBank so elects it may sell or cause to be sold the personal property collateral described herein at one or more separate sales in any manner permitted by the Alabama Uniform Commercial Code; and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Premises are sold or the Secured Obligations are paid in full. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, security agreements, pledges, contracts of guaranty, assignments of lease or other security, CoBank may at its option exhaust or cause to be exhausted the remedies granted under any of said security, either concurrently or independently, and in such order as it may determine.

       3.6 RESTORATION OF PARTIES. In the event CoBank shall have proceeded to enforce any right or remedy under this Mortgage, and such proceedings are discontinued or

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Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


abandoned for any reason, then CoBank and the Mortgagor shall immediately be restored to their former positions and rights hereunder, and all rights, powers and remedies of CoBank shall continue as if no such proceeding had taken place.


                               GENERAL CONDITIONS

       4.1 NO WAIVER; REMEDIES CUMULATIVE. No delay or omission by CoBank to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein, and every right, power and remedy given by this instrument to CoBank may be exercised from time to time and as often as may be deemed expedient by CoBank. No consent or waiver, expressed or implied, by CoBank to or of any Default shall be deemed or construed to be a consent or waiver to or of any other Default. No delay, indulgence, departure, act or omission by CoBank shall release, discharge, modify, change or otherwise affect the original liability under the Loan Documents or any other obligation of the Mortgagor or any subsequent purchaser of the Premises or any part thereof, or any maker, surety or guarantor, or preclude CoBank from exercising any right, privilege or power granted herein or alter the security title or lien hereof. CoBank may at any time, without notice to or further consent from the Mortgagor, surrender or substitute any property or other security of any kind or nature whatsoever securing the Secured Obligations or release any guarantor, and no such action will release the Mortgagor's obligations hereunder or alter the effect hereof. No right, power or remedy conferred upon or reserved to CoBank hereunder is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the other Loan Documents or now or hereafter existing at law, in equity or by statute.

       4.2 REPLACEMENT OF LOAN DOCUMENTS. In the event of loss, theft, destruction, total or partial obliteration, mutilation or inappropriate cancellation of any of the instruments or agreements evidencing the Secured Obligations, the Mortgagor will execute and deliver, in lieu thereof, a replacement for such instrument or agreement, identical in form and substance to such instrument or agreement and dated as of the date of such instrument or agreement.

       4.3 SURVIVAL OF CERTAIN AGREEMENTS. Notwithstanding the repayment of the Secured Obligations and the cancellation or transfer of the Loan Documents, or any foreclosure of, or sale under power contained in, this Mortgage, or the acquisition by CoBank of title to the Premises in lieu of foreclosure, or any other realization upon collateral securing the Secured Obligations, all agreements of the Mortgagor contained

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


herein or in any of the Secured Obligations to pay the costs and expenses of CoBank in connection therewith and all agreements of the Mortgagor contained herein or in any of the other Loan Documents or any other instrument or agreement evidencing the Secured Obligations to indemnify and/or hold harmless CoBank shall continue in full force and effect so long as there exists any possibility of expense or liability on the part of CoBank.

       4.4 NO OBLIGATION TO THIRD PARTIES. This Mortgage is made solely for the benefit of CoBank. No tenant nor any party involved with the construction of any improvements on any part of the Premises nor any other party whatsoever shall have standing to bring any action against CoBank as the result of the Loan Documents, or to assume that CoBank will exercise any remedies provided herein, and no party other than CoBank shall be deemed to be a beneficiary of any provision of this Mortgage, and any and all of which may be freely waived in whole or in part by CoBank in its discretion at any time. Nothing contained in the this Mortgage shall be deemed to impose upon CoBank any liability for the performance of any obligation of the Mortgagor under any of the Leases. Nothing contained in this Section 4.4 is intended to deprive the Mortgagor of the benefit of any covenant by CoBank in favor of the Mortgagor contained in the Loan Documents or any other instrument or agreement evidencing any of the Secured Obligations.

       4.5 MISCELLANEOUS. This Mortgage shall inure to the benefit of and be binding upon the Mortgagor and CoBank and their respective successors, successors-in-title and assigns, subject to all restrictions on transfer herein or in the other Loan Documents. The Secured Obligations and this Mortgage (and any interest therein) are assignable by CoBank, and any assignment of this Mortgage by CoBank shall operate to vest in the assignee all rights and powers conferred upon and granted to CoBank by this Mortgage; and, in the event of any such assignment of the entire interest of CoBank in this Mortgage, CoBank shall be relieved of all obligations and liabilities under this Mortgage; neither this Mortgage nor the proceeds of the loan contemplated by this Mortgage may be assigned by the Mortgagor without the prior consent of CoBank, which may be given or withheld at the discretion of CoBank. This Mortgage may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. Nothing contained in this Mortgage shall be construed to create an agency, partnership or joint venture between the Mortgagor and CoBank. All personal pronouns used in this Mortgage whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and sections in this Mortgage are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions thereof. When anything is described or referred to in this Mortgage in general terms and one or more examples or components of what has been described or referred to generally is associated with that description (whether or not following the word "including"), the

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description or reference in any way. Wherever in this Mortgage the approval or consent of CoBank is required or permitted, or wherever a requirement of CoBank or the standard of acceptability or satisfaction of CoBank must be determined, such approval, consent or determination of CoBank shall not be unreasonably exercised; provided, however, that wherever it is indicated that such approval, consent or determination is to be given or made at the option or in the discretion or judgment of CoBank, then CoBank may grant or withhold such approval or consent or make such determination without restriction in its sole and absolute discretion. If any provisions of this Mortgage or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of each of this Mortgage and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Time is of the essence with respect to each and every covenant, agreement and obligation of the Mortgagor under this Mortgage. All exhibits referred to in this Mortgage are by such reference incorporated into this Mortgage as if fully set forth therein.

       4.6 NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or three (3) days after mailing if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):



       If to CoBank, as follows:

                     CoBank, ACB
                     200 Galleria Parkway, Suite 1900
                     Atlanta, Georgia  30339
                     Attn:  Rural Utility Banking Group
                     Fax No.:  (770) 618-3202

       If to the Mortgagor, as follows:

                     Mississippi One Cellular Telephone Company
                     P. O. Box 3709
                     Lake Charles, Louisiana  70602
                     Attn: Dusty Dumas; cc: Thomas G. Henning
                     Fax No.: (318) 439-0769

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


       4.7 INDEMNITY. The Mortgagor shall protect, defend, indemnify and save harmless CoBank from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys' fees and expenses) imposed upon or incurred by CoBank by reason of (a) any claim for brokerage fees or other such commissions relating to the Premises or the Secured Obligations, or (b) the condition of the Premises, or (c) failure to pay recording, mortgage, intangibles or similar taxes, fees or charges relating to the Secured Obligations or any one or more of the Loan Documents, or (d) the Loan Documents or any claim or demand whatsoever which may be asserted against CoBank by reason of any alleged action, obligation or undertaking of CoBank relating in any way to the Secured Obligations or to any matter contemplated by the Loan Documents. Nothing contained in this Section
4.7 shall be construed to indemnify or hold harmless CoBank against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of CoBank, its agents or employees ("COBANK CAUSED BODILY INJURY OR PROPERTY DAMAGES"), which shall be deemed an exception to the indemnity and hold harmless provision contained in the immediately preceding sentence; provided, however, that such exception shall be strictly limited to liability for CoBank Caused Bodily Injury or Property Damages; and provided, further, that the Mortgagor assumes the burden of proof that any liability for which CoBank claims the benefit of the foregoing indemnity and hold harmless provision is, in fact, liability for CoBank Caused Bodily Injury or Property Damages.

       4.8 GREATER ESTATE. In the event that the Mortgagor is the owner of a leasehold estate with respect to any portion of the Premises and the Mortgagor obtains a fee estate in such portion of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security title and lien hereof.

       4.9 NOTICE IN EVENT OF FORECLOSURE. In accordance with the requirements of 47 C.F.R. 22.917 (1991), or any successor provision thereto, CoBank shall notify the Mortgagor and the FCC in writing at least ten (10) days prior to the date on which CoBank intends to exercise its rights pursuant to this Mortgage by foreclosing on, or otherwise disposing of, any part of the Premises.

       4.10 APPLICABLE LAW. This Mortgage shall be interpreted, construed and enforced according to the laws of the State of Alabama.

       4.11 CONSENT TO JURISDICTION. The Mortgagor agrees that any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of Alabama or the United States of America in Alabama, all as CoBank may elect. By execution of this Mortgage, the Mortgagor hereby submits to each such jurisdiction, hereby expressly waiving any objection it may have to the laying of venue by reason of its present

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


or future domicile. Nothing herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Mortgagor in any other jurisdiction or to serve process in any manner permitted or required by law.


            ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

       5.1 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS. The Mortgagor further makes the following representations, warranties, and covenants, all of which are subject to any exceptions that the Mortgagor may have previously disclosed in writing to CoBank, and which, to the extent that they deal with representations of fact, are based on the Mortgagor's present knowledge, arrived at after reasonable inquiry.

       5.1.1   USE OF PROPERTY AND FACILITIES.

              (i) The Mortgagor will (a) use, handle, transport or store Hazardous Materials (as hereafter defined) as defined under any Environmental Law (as hereafter defined) and (b) store or treat nonhazardous wastes (1) in a good and prudent manner in the ordinary course of business, and (2) in compliance with all applicable Environmental Laws.

              (ii) The Mortgagor will not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Premises, or employ or use the property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to public safety, health or the environment or cause, or allow to be caused, a known or suspected release of Hazardous Materials, on, under or from the Premises.

              (iii) The Mortgagor will not do or permit any act or thing, business or operation, that poses an unreasonable risk of harm, or impairs, or may impair the value of the Premises, or any part thereof.

              5.1.2   CONDITION OF PROPERTY.

              (i) The Mortgagor shall take all appropriate response action, including any removal and remedial action, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under or about the Premises, so as to remain in compliance with Environmental Law as hereinafter defined.

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


              (ii) Underground tanks, wells (except domestic water wells), septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Premises, if any, are maintained in compliance with applicable Environmental Law.

              5.1.3 NOTICE OF ENVIRONMENTAL PROBLEM OR LITIGATION. Neither the Mortgagor nor any of its tenants or landlords have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (a) the Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (b) there has been a release, or there is a threat of release, of Hazardous Materials from the Premises; (c) the Mortgagor and/or any tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threatened release of Hazardous Materials; (d) the Premises are subject to a lien in favor of any governmental entity or any liability, costs or damages, under any Environmental Law arising from or costs incurred by such governmental entity in response to a release or a threatened release of a Hazardous Material. The Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable, that would subject the Mortgagor to any such investigation, litigation, administrative enforcement or any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. In the event of such notice, the Mortgagor and any tenants shall immediately provide a copy to CoBank.

              5.1.4 RIGHT OF INSPECTION. The Mortgagor hereby grants, and will cause any tenants to grant, to CoBank, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Premises and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the property thereon, as CoBank, in its sole discretion, determines are necessary to protect its security interest, provided, however, that under no circumstances shall CoBank be obligated to perform such inspections or tests.

              5.1.5 INDEMNITY. The Mortgagor agrees to indemnity and hold CoBank, its directors, employees, agents and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorney's fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of the Mortgagor to comply with the environmental representations, warranties and covenants contained herein.

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347


              5.1.6 CONTINUATION OF REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES. The Mortgagor's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the Secured Obligations, the reconveyance or foreclosure of this Mortgage, the acceptance by CoBank of a deed in lieu of foreclosure, or any transfer or abandonment of the Premises.

              5.1.7 CORRECTIVE ACTION. In the event the Mortgagor is in breach of any of its representations, warranties or agreements as set forth above, the Mortgagor at its sole expense, shall take all action required, including environmental cleanup of the Premises, to comply with the representations, warranties and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws.

              5.1.8 HAZARDOUS MATERIALS DEFINED. The term "HAZARDOUS MATERIALS" shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

              5.1.9 ENVIRONMENTAL LAW DEFINED. The term "ENVIRONMENTAL LAW" shall mean any federal, state or local law, statute, ordinance, rule, regulation, administrative order and permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the property.



                       [Signatures follow on next page.]

Mortgage/Mississippi One
Loan No. T0310
Loan No. T0347



       IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage under seal, as of the day and year first above written.


                                   MISSISSIPPI ONE CELLULAR
                                   TELEPHONE COMPANY

                                   By:   /s/ THOMAS G. HENNING
                                      -----------------------------------------
                                      Name:  THOMAS G. HENNING
                                           ------------------------------------
                                      Title: PRESIDENT
                                            -----------------------------------


                                   Attest: /s/ ROBERT PIPER
                                          -------------------------------------
                                      Name:    ROBERT PIPER
                                           ------------------------------------
                                      Title:   SECRETARY
                                            -----------------------------------

                                                         [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of:

  /s/ SHEILA KING
--------------------------------
Witness

  /s/ SANDRA DALLY
--------------------------------
Notary Public

Commission Expiration: LIFETIME COMMISSION
                       -------------------

[NOTARIAL SEAL]



                           This document prepared by:
                          Sutherland, Asbill & Brennan
                        999 Peachtree Street, Suite 2300
                          Atlanta, Georgia 30309-3996

                                   EXHIBIT B


                                LEASEHOLD LEASES


         LESSOR                     LEASE DATE              COUNTY
         ------                     ----------              ------
Charles A. & Robbie A. Davis          1-28-94               Pickens

Scott Paper Company                   2-16-94               Choctaw

L-Square Land Company                 9-22-93                Greene

John Cash & Ivalene Walden             5-1-94               Fayette

Leroy & Matty E. Hill                12-13-93               Marengo

Livingston University                 2-25-92                Sumter
 Board of Trustees


Charles B. McGahey                    6-21-94               Pickens

Mr. J. L. Duckworth                    4-5-94                 Lamar

Fayette Center Associates, Ltd.       8-29-94               Fayette

Lowe Jewelry, Inc.                   10-19-91               Marengo

L-Square Land Company                 9-22-93               Marengo

                                   EXHIBIT C


                           PERMITTED TITLE EXCEPTIONS

                                    None

                                   EXHIBIT D


                                   Schedule 1
                 (DESCRIPTION OF "DEBTOR" AND "SECURED PARTY")


A.       Debtor

         1.      Name and Identity and Structure:

                 Mississippi One Cellular Telephone Company, a Louisiana corporation.

         2. The principal place of business of Debtor in the State of Alabama is as follows:

                 Demopolis Office
                 932 Highway 80, East
                 Demopolis, Alabama

         3. Debtor has been using or operating under said name and identity or corporate structure without change since February, 1994.

B.       Secured Party:

                 CoBank, ACB
                 200 Galleria Parkway, Suite 1900
                 Atlanta, Georgia  30339

                                   SCHEDULE 2
                 (DESCRIPTION OF "DEBTOR" AND "SECURED PARTY")


(Notice of Mailing Addresses of "Debtor" and "Secured Party")

A.       The mailing address of Debtor is:

                 Mississippi One Cellular Telephone Company
                 P. O. Box 3709
                 Lake Charles, Louisiana  70602
                 Attn: Dusty Dumas; cc: Thomas G. Henning

B.       The mailing address of Secured Party is:


                 CoBank, ACB
                 200 Galleria Parkway, Suite 1900
                 Atlanta, Georgia  30339
                 Attn:  Rural Utility Banking Group